NEWS RELEASE                                 For Additional Information Contact:
                                             Paul M. Drewek, CFO
FOR IMMEDIATE RELEASE                        (920) 727-8566
                                             Richard C. Fischer, CEO
                                             (920) 727-8551



              OUTLOOK GROUP REPORTS IMPROVED SECOND QUARTER RESULTS

NEENAH, WIS., DECEMBER 20, 2004.....Outlook Group Corp. (Nasdaq: OUTL) today reported increased sales and earnings for the second quarter ended November 27, 2004.

Net sales for the second quarter of fiscal 2005 were $19,738,000, a 2.0% increase from sales of $19,342,000 for the second quarter of fiscal 2004. Net earnings were $1,278,000 or $0.37 per diluted share for the second quarter of fiscal 2005, compared to net earnings of $555,000 or $0.16 per diluted share for the same period in the prior year. The net earnings for the second quarter of fiscal 2005 include a previously disclosed pre-tax recovery of bad debt of $1,214,000 related to a note that was written off in prior years.

For the first half of fiscal 2005, net sales were $36,945,000, a 1.5% increase from sales of $36,403,000 for the same period in the prior year. Net earnings were $1,981,000 or $0.58 per diluted share for the first half of fiscal 2005, compared to net earnings of $348,000 or $0.10 per diluted share for the same period in the prior fiscal year.

"Sales increased in the second quarter and, excluding the debt recovery, we were able to maintain earnings at a steady level in spite of significant increases in materials costs that have affected us and other companies in our industry. Margins for the quarter were also impacted by start-up costs related to a new supply chain client," said Joseph J. Baksha, president and chief operating officer of Outlook Group.


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Page 2

Baksha said the company added a new press in its label operation during the second quarter. "The new press enhances our capabilities and increases efficiency. Our ongoing investments in new equipment and production processes make us a strong competitor and improve productivity, as reflected by our steady increases in sales per employee," said Baksha.

"As we announced last week, the Outlook Group Board of Directors has approved a 20% increase in our quarterly dividend payment to $0.06 per share. The increase reflects the progress we have made through our focus on long-term supply chain management contracts and our commitment to providing value for our shareholders," said Richard C. Fischer, chairman and chief executive officer of Outlook Group.

"It appears that the industry is beginning to show signs of improvement, although increasing raw materials costs and price competition remain a challenge. We are continuing to pursue opportunities for new long-term contracts that will contribute to our future growth," said Baksha.

Outlook Group Corp. is a printing, packaging and direct marketing company offering a variety of related services to clients in markets including contract packaging, collateral information management and distribution, direct marketing components and services, packaging components and materials and specialty print related services. The company leverages its core competencies by cross-selling services to provide a single-source solution for its clients.

The discussions of potential future occurrences and operations, and other statements in the future tense or using terms such as "believe," "expect," or "anticipate," in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those anticipated. Outlook's periodic filings with the Securities and Exchange Commission discuss a number of other factors which may affect Outlook's future operations, including: possible changes in customer relationships; financing needs to support our relationships; possible termination of contracts, including long-term contracts; the need to complete the transitions to the new customer contracts, and the need to achieve and maintain satisfactory performance thereunder; potential inability to achieve expected cost savings or delays in their achievement; changes in project mix and timing; the effects of industry competition, overcapacity and acquisition activity; slowdowns in general market and economic conditions, and changes in other world and national conditions; and the possible need for future capital investments or equipment enhancements, and related financing. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.





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Page 3



                      OUTLOOK GROUP CORP. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
           -----------------------------------------------------------
               (in thousands, except share and per share amounts)





                                                  THREE-MONTH PERIOD ENDED           SIX-MONTH PERIOD ENDED
                                                ----------------------------       ---------------------------
                                                  NOV. 27,          Nov. 29,         NOV. 27,         Nov. 29,
                                                    2004              2003             2004             2003
                                                    ----              ----             ----             ----

Net sales                                       $   19,738       $   19,342        $   36,945       $   36,403
Cost of goods sold                                  16,051           15,461            29,499           29,996
                                                ----------       ----------        ----------       ----------
Gross profit                                         3,687            3,881             7,446            6,407
Recovery of bad debt                                (1,214)               -            (1,214)               -
Selling, general and
    administrative expenses                          2,773            2,928             5,349            5,774
                                                ----------       ----------        ----------       ----------
Operating profit                                     2,128              953             3,311              633
Other income (expense):
    Interest expense                                   (62)             (87)             (106)            (136)
    Interest and other income                           12               37                16               69
                                                ----------       ----------        ----------       ----------
Earnings from operations before
    income taxes                                     2,078              903             3,221              566
Income tax expense                                     800              348             1,240              218
                                                ----------       ----------        ----------       ----------

Net earnings                                    $    1,278       $      555        $    1,981       $      348
                                                ==========       ==========        ==========       ==========

Earnings per common share
    Basic                                       $    0.38        $     0.16        $    0.59        $     0.10
                                                =========        ==========        =========        ==========
    Diluted                                     $    0.37        $     0.16        $    0.58        $     0.10
                                                =========        ==========        =========        ==========
Weighted average number of shares
    outstanding:
    Basic                                        3,385,477        3,365,100         3,385,477        3,364,091
                                             =============     ============      ============     ============
    Diluted                                      3,432,274        3,386,965         3,423,666        3,394,041
                                             =============     ============      ============     ============



              SELECTED CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)
                             (Dollars in thousands)

                                                    NOVEMBER 27, 2004       November 29, 2003
                                                    -----------------       -----------------
Ratio Analysis
Total current assets                                  $   25,426                   $   23,273
Total current liabilities                             $    7,924                   $   12,818
Total long term debt (including
     current maturities)                              $    3,750                   $    7,000
Shareholders' equity                                  $   32,470                   $   30,000
Current ratio                                               3.21                         1.82
Long-term debt to total capitalization                     10.4%                        18.9%




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